SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2014

GOLDLAND HOLDINGS, CO.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1001 3rd Ave., W., Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 8, 2014, Goldland Holdings, Co. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with KBM Worldwide, Inc. (“KBM”).  Under the Purchase Agreement, the Registrant issued KBM a Convertible Note (the “Note”) in the original principal amount of $68,500.  The Note bears interest at the rate of 8% per annum, and default interest (if applicable) at the rate of 22% per annum.  All principle and accrued interest is due and payable under the Note on September 10, 2015.  The Note is convertible into shares of Common Stock (the “Common Stock”) of the Registrant at any time at the option of the holder.  The conversion price is equal to 58% of the three lowest daily average trading prices of the Common Stock during the 10 trading days preceding any conversion.  The Registrant received gross proceeds of $65,000, which was net of attorney’s fees of the lender of $3,500.

The Registrant may prepay any part of the Note without the prior consent of KBM, except that the Registrant will be obligated to pay KBM substantial prepayment penalties based on the amount of time that has passed since issuance of the Note. The Note is subject to standard default provisions.

Under the Purchase Agreement, the Registrant made standard representations and warranties regarding the Registrant’s status as a reporting company under Section 13 of the Securities Exchange Act of 1934, the Registrant’s capitalization, that the transactions contemplated by the Purchase Agreement are properly authorized and are legal and binding obligations on the Registrant, that the transactions do not contravene or violate any other agreements to which the Registrant is a party, that all necessary approvals have been obtained, that there has been material adverse effect that has not been disclosed in its SEC filings, that there is no litigation against the Registrant, among others.

The Purchase Agreement also provides that KBM has a right of first refusal on any future financings of the Registrant, and may not conduct any equity or convertible debt financing within six months of the date of the Purchase Agreement without the consent of KBM.

The discussion of the terms of the Purchase Agreement and the Note is a summary of such documents, and does not purport to discuss each and every term of such agreements.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Registrant entered into a direct financial obligation as described in Item 1.01 herein.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2014, the board of directors of Goldland Holdngs, Co. (the “Registrant”) appointed John Prosser as a director.  Mr. Prosser has been an entrepreneur for last thirty years.  For the last twenty-two years, Mr. Prosser has served as vice president and partner at Health Partners Homecare, Health Providers Choice and The Grand Home of Marshall. Mr. Prosser serves on numerous community service group boards and is the president of the Neuro Trauma Association for the past 5 years.

Mr. Prosser was not appointed pursuant to any arrangement or understanding between himself and any other persons pursuant to which he was selected as a director.  Mr. Prosser was not appointed to any committees of the board. As of the date of this report, Mr. Prosser is not a party to and does not participate in any material plan, contract or arrangement (whether or not written) involving the Registrant.  Mr. Prosser and the Registrant have not been involved in any transaction of the type described in Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of businesses acquired:  Not applicable.

(b)

Pro forma financial information:  Not applicable.

(c)

Shell company transactions:  Not applicable.

(d)

Exhibits:

10.1	Securities Purchase Agreement between Goldland Holdings, Co. and KBM Wordlwide, Inc.
10.2	Promissory Note between Goldland Holdings, Co. and KBM Wordlwide, Inc.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDLAND HOLDINGS, CO.
Date: December 12, 2014	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer